As filed with the Securities and Exchange Commission on January 11, 2008

Registration No. 333-104261

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROGEN CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		22-2845714 (I.R.S. Employer Identification No.)
35 Northeast Industrial Road Branford, Connecticut (203) 488-8201 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NEUROGEN CORPORATION 401(k) RETIREMENT PLAN

(Full title of Plan)

Stephen R. Davis President Neurogen Corporation 35 Northeast Industrial Road Branford, Connecticut 06405 (203) 488-8201	Copy to: Regina M Schlatter, Esq. B. Shayne Kennedy, Esq. Latham & Watkins LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626 (714) 540-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

Neurogen Corporation, a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Post-Effective Amendment”) in connection with certain shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), that were originally registered pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 2, 2003, File No. 333-104261 (the “Registration Statement”) to be offered or sold under the Neurogen Corporation 401(k) Retirement Plan (the “Plan”).  Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

As of January, 2007 the Company amended the Plan to include certain provisions of the Pension Protection Act of 2006 and eliminated the feature of the Plan which provided for participant investment in the Common Stock.  The Plan otherwise continues in force.

In accordance with an undertaking made by the Company in the Registration Statement the Company is filing this Post-Effective Amendment to indicate that all Common Stock offered pursuant to the Registration Statement have been sold and hereby removes from registration such indeterminate amount of Plan interests that remain unissued under the Plan.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Branford, State of Connecticut, on this 9th day of January, 2008.

NEUROGEN CORPORATION
a Delaware corporation

By:     /s/ STEPHEN R. DAVIS

Stephen R. Davis
President

    Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated January 9, 2008.

SIGNATURE	TITLE

/s/ CRAIG SAXTON
Craig Saxton	Chairman of the Board and Director

/s/ WILLIAM H. KOSTER
William H. Koster (Principal Executive Officer)	Chief Executive Officer and Director

/s/ STEPHEN R. DAVIS
Stephen R. Davis (Principal Financial and Accounting Officer)	President and Director

/s/ FELIX J. BAKER
Felix J. Baker	Director

/s/ JULIAN C. BAKER
Julian C. Baker	Director

/s/ ERAN BROSHY
Eran Broshy	Director

/s/ STEWART HEN
Stewart Hen	Director

/s/ JONATHAN S. LEFF
Jonathan S. Leff	Director

/s/ JOHN SIMON
John Simon	Director

Pursuant to the requirements of the Securities Act, the trustee for the Neurogen Corporation 401(k) Retirement Plan has caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Branford, State of Connecticut, on this 9th day of January 2008.

NEUROGEN CORPORATION 401 (k) RETIREMENT PLAN

By:      /s/ STEPHEN R. DAVIS

Stephen R. Davis
President